CENTURY BUSINESS CREDIT CORPORATION
119 WEST 40TH STREET
NEW YORK, NEW YORK  10018

                             RE: GLOBAL-INSYNC, INC.
                           8000 CORPORATE COURT DRIVE
                              SPRINGFIELD, VA 22153

Gentlemen:

      We hereby request you to act as our sole Factor upon the following terms and conditions, namely:

      1. We hereby agree to assign and sell, and do hereby assign and sell, to you, and you hereby agree to purchase from us all Receivables acceptable to you whether now existing or hereafter arising. For all purposes hereof, the term "Receivables" shall mean and include all accounts, contract rights, general intangibles, chattel papers, instruments, documents and all forms of obligations owing to us arising from or out of the sale of merchandise and/or the rendition of services, all proceeds thereof, all of our rights to merchandise represented thereby, all of our rights under insurance policies covering merchandise or services, all of our rights against carriers of said merchandise, and all of our right, title, security interests and guarantees with respect to each Receivable, including all rights of replevin and reclamation and stoppage in transit and all other rights of an unpaid seller of merchandise or services.

      2. We shall submit to you the principal terms of each of our customers' orders for your written credit approval. You may, in your discretion, approve in writing all or a portion of our customers' orders either by establishing a credit line limited to a specific amount for a specific customer, or by approving all or a portion of a proposed purchase order submitted by us. No credit approval shall be effective unless in writing and unless the goods are shipped or the services rendered within the time specified in our written credit approval or within 30 days after the approval s given, if no time is specified. We shall have no obligation to obtain any further approval from you between the date of your written approval and the date of shipment of goods unless the goods are not shipped within the time specified in the approval or the terms of sale have changed. No written credit approval or terms of sale shall be changed without your written approval. You shall have the right to withdraw your credit approval or withdraw or adjust a credit line at any time before delivery of merchandise or rendition of services. You shall not be liable to any person or in any manner for refusing to approve the credit for any customer. We shall execute and deliver to you written schedules of all Receivables sold or assigned to you hereunder in form satisfactory to you, together with copies of customer's invoices or the equivalent and upon your request conclusive evidence of delivery for all goods sold and all other information or documents you may require. All customers' invoices shall be marked payable to you in a manner satisfactory to you, and such marking of invoices as payable to you, regardless of by whom done, and/or the delivery thereof to you shall constitute an assignment thereof to you whether or not we execute any specific instrument of assignment. All remittances, checks, bills and accounts receivable and proceeds of sales shall be your property and we agree to confirm your title thereto by the execution from time to time of whatever evidence of title you may deem desirable, and we further authorize you to endorse our name on any and all checks or other forms of remittances received in payment of Receivables whenever you deem such endorsement to be necessary to effect collection thereof. If any remittances are made directly to us, we shall hold the same in trust for your benefit and your property and will immediately deliver to you the identical checks, documents, instruments or moneys received in the same form as received by us. We have been advised that you may employ and we consent to your use of a lockbox account for the deposit of remittances received in payment of Receivables.

      3. We represent and warrant that each and every Receivable now or hereafter assigned to you will cover a bona fide sale and delivery of merchandise usually dealt in by us or the rendition by us of services to customers in the ordinary course of our business; covers merchandise or services which have been received and accepted by our customers without dispute or claim of any kind or nature; will be for an amount certain payable in United States funds in accordance with the terms of our invoice covering said sale, which shall not be changed without your written approval; except for your security interest therein, there are no security interest, liens or encumbrances thereon and it will at all times be kept free and clear of same except in your favor; we have good title thereto and the legal rights to sell, assign, transfer and set over the same to you; all documents to be delivered to you in connection therewith will be genuine and be enforceable against our customers free and clear of any offset, deduction, counterclaim, lien, encumbrance or any other claim or dispute, including, without limitation, claims or disputes as to price, terms, delivery, quantity or quality and claims of release from liability or because of any act of God, or a public enemy, or war, or because of the requirements of law or of rules, orders or regulations having the force of law. We agree to indemnify you against any liability, loss or expense caused by or arising out of the rejection of merchandise or services or claims or deductions of every kind and nature by our customers, other than those resulting from financial inability of our customer, whose credit standing you have approved, to make payment. In the event of our breach of any of the foregoing representations and/or warranties, you shall have, in addition to all your other rights under this Agreement, the right to chargeback to us immediately the full amount of the Receivables affected thereby together with interest, but such chargeback shall not be deemed a reassignment thereof, and you shall retain a security interest in such Receivable and in the merchandise represented thereby until such Receivable is fully paid, settled or discharged or all our Obligations (as hereinafter defined) to you are fully satisfied. You shall not, however, have the right to chargeback to us any Receivable approved by you which is unpaid solely because of such customer's financial inability to pay. We agree that you may limit your purchase of Receivables arising from our sales to any one customer, and in such event, and in any instance in which you do not approve the credit standing of our customer or the terms of sale, you nevertheless agree to purchase such Receivables from us and we shall sell and assign the same to you hereunder, but with full recourse to us in the event of nonpayment thereof for any reason whatsoever. As to Receivables purchased by you with recourse to us, you shall have the right to charge the same back to us at any time, together with interest, if any. Advances by you on account of any Receivable purchased by you with recourse to us prior to collection thereof shall be entirely in your discretion in each and every instance. Upon the occurrence of any breach of any representation or warranty or any chargeback by you, we shall promptly pay you the full amount of the Receivable affected thereby.

      4. We shall immediately notify you in each instance of the return, rejection, loss of or damage to merchandise represented by any Receivable, of any request for extension of time to pay or request for credit or adjustment, or of any merchandise dispute or other dispute or claim relating to any Receivable or to the merchandise or services covered thereby or tending in any way to diminish the sum certain payable thereon. If any such dispute, controversy or claim is not promptly settled by us, you may, if you so elect, settle, compromise, adjust or otherwise enforce or dispose of by litigation or otherwise, any such dispute, controversy or claim, at our expense, and upon such terms and conditions as you in your sole discretion shall deem proper, but you shall have no obligation to do so. We agree than, after assignment of Receivables to you, we shall not grant any allowances, credits or adjustments to customers, nor accept any return of merchandise, without your prior written consent in each instance. All credit memoranda to be issued to any customer shall be furnished by us only to you for transmission by you to our customer who shall solely be entitled to the benefit thereof. You may charge our account with you $4.50 on each invoice in respect of any credit memoranda or change of terms. If any merchandise from the sale of which any Receivable arises shall be returned by or recovered from our customer or held subject to bill and hold invoices, we shall forthwith pay you the full amount of such Receivable, either in cash or by the assignment of new Receivables hereunder, and until such payment or assignment, such merchandise shall be held by us in trust for your benefit, shall be segregated and identified by us as property held in trust for your benefit, and upon your request we shall, at our expense, deliver the same to you or for your account or upon your order to such place or places as you may designate. You may sell or cause the sale of any such merchandise, at such prices and upon such terms as you may deem proper, and in the event of any public sale thereof, you may be the purchaser. The proceeds of any such sale or sales shall first be charged with the costs and expenses of any incident to such sale, and the balance, if any, shall be credited to our account.

      5. (a) You will send us a monthly account current as of the end of each month. Unless you receive our written objection to any account current rendered by you within thirty (30) days after the mailing of such account current, it shall be deemed accepted by us and shall become conclusive and binding upon us. All debit balances shall be payable to you on demand and shall bear interest at the rate of interest then in effect as hereinafter provided (herein called the "Contract Rate"); such interest is payable to you daily but shall be charged to our account monthly as a cash advance made by you to us. The Contract Rate of interest hereunder shall be equal to the Prime Rate (as hereinafter defined) plus 1-1/2% per annum. Such Contract Rate is based upon the highest announced prime, base or reference rate charged by New York City money center banks to substantial and responsible corporate commercial borrowers ("Prime Rate"), which is now 9% per annum, and is neither tied to any external rate of interest or index, nor does it necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers by such banks. Such Contract Rate shall be increased or decreased as the case may be, as such Prime Rate is increased or decreased and to the extent thereof; each such change to be effective as at the first of the month after the related change in such Prime Rate; but in no event shall the Contract Rate of interest hereunder be in excess of the maximum rate you are permitted to charge by law.

            (b) On the last day of each month, you shall credit our account with interest on the average daily balance of matured funds and cash collateral in our account at the Prime Rate minus 2% per annum.

      6. The purchase price of Receivables sold and assigned to you shall be the net amount thereof, as herein defined, less the amount of your commission on the purchase of such Receivables as provided in Paragraph 7 hereof. Such purchase price, less any reserves which you may have established as herein provided and less any sums advanced, remitted or otherwise paid to us or for our account or debited to our account hereunder shall be payable by you to us three (3) business days after collection of the Receivables purchased. However, if any Receivable as to which you have approved the credit standing of the customer shall not be paid by reason of the customer's bankruptcy or insolvency, you will pay us the purchase price thereof on the first business day of the month following such customer's bankruptcy or insolvency. You may, at our request but in your discretion, make advance payments to us on the purchase price of Receivables prior to the aforesaid time or times of your obligation to make payment thereof in an amount 70% of the net amount thereof. Such advance payments, which shall be debited by you to our account with you, shall bear interest at the Contract Rate referred to in Paragraph 5 hereof from the date of advance to three (3) business days after the date of actual collection, or where applicable, to the first business day following the month of the customer's bankruptcy or insolvency. You may reserve out of the purchase price of all Receivables sold and assigned to you an amount which, in your judgment, is sufficient to protect you against possible returns, claims, allowances, expenses and recourse to us on Receivables sold and assigned to you and against other contingencies for which we may be chargeable hereunder. As used herein, the term "net amount" of Receivables shall mean the gross amount of Receivables less returns, allowances and discounts to customers upon shortest or longest selling terms, as you may elect.

            (b) From time to time we may request advances from you in excess of the advance formula set forth in paragraph 6(a) hereof, or as from time to time adjusted by you. You may in your sole discretion agree to make such advances (hereinafter called "Overadvances"). It is understood by us that for purposes of calculating an Overadvance, you may consider the face amount of any outstanding acceptances guaranteed by you as an advance which has been debited to our account with you. Interest on Overadvances shall be at a rate of 1% per annum in excess of the Contract Rate of interest as calculated pursuant to the provisions of Paragraph 5 hereof. All Overadvances are discretionary by you, may be terminated at any time, and are payable on demand. Nothing herein shall limit or restrict your right to adjust advance formulas upward or downward based upon your lending criteria which is established in your sole discretion and on your own collateral evaluations.

      7. (a) For your services hereunder, (i) you shall receive a commission equal to six tenths of one (.60%) percent; and (ii) in the case of any Receivables from a customer who is a debtor-in-possession, you shall receive an additional commission equal to no less than one (1%) percent for 30 day selling terms, of the gross invoice amount of each Receivable, which commission shall be due and payable by us as of the date a Receivable arises, and shall then be chargeable to our account with you.

            (b) The minimum factoring commission on each invoice in respect of any Receivable shall be $4.50.

            (c) Your charge specified in Paragraph 7(a) hereof, is based upon maximum selling terms of 60 days, and no more extended terms or additional dating shall be granted by us to any customer without your prior written approval. When such approval is given by you, your charge with respect to the Receivables covered thereby shall be increased by an additional twenty-five (25%) percent for each additional thirty (30) days or portion thereof of extended terms or additional dating.

      8. Amounts owing to you in respect of our purchases form other persons, firms or corporations factored by you or your parent, subsidiary or affiliate are to be considered as advances against our account with you and may be charged by you to our account with you at any time whether before or after the maturity of such amounts. If any tax by any governmental authority (other than for your income and franchise taxes) is or may be imposed on or as a result of any transaction between us, or in respect to sales or the merchandise affected by such sales, which you are or may be required to withhold or pay, we agree to indemnify and hold you harmless in respect of such taxes, and we will repay you the amount of any such taxes, which shall be charged to our account, and until we shall furnish you with indemnity therefor (or supply you with evidence satisfactory to you that due provision for the payment thereof has been made), you may hold without interest any balance standing to our credit and you shall retain your security interest in any and all collateral held by you.

      9. As security for all "Obligations" (as herein defined), we hereby grant to you a security interest in, a general lien upon and/or a right of setoff of, all Receivables, General Intangibles (as such term is defined in the Uniform Commercial Code), all our credit balances with you and all our claims against you (whether now or hereafter existing and whether arising under this Agreement or otherwise), and all our property of every kind and description, tangible or intangible, at any time in your possession or subject to your control, whether now or hereafter existing or now owned or hereafter acquired and wherever located including, without limitation, any claims for tax refunds from any governmental authority due or to become due to the undersigned which claims are hereby assigned to you. As used herein, the term "Obligations" means and includes all loans, advances, indebtedness, liabilities, obligations, debit balances, covenants and duties owing by us or any of our subsidiaries or affiliates to you or your parent, subsidiary or affiliate of every kind and description (whether now or hereafter existing and whether arising under this Agreement or otherwise, including in connection with responding to our requests for an furnishing us with information hereunder), direct or indirect, absolute or contingent, due or to become due, including, without limitation, any indebtedness, liabilities or obligations owing by us to others which you have acquired by assignment, participation or otherwise, and further including, without limitation, all interest, fees, charges, expenses and attorneys' fees for which we are obligated hereunder. We agree to execute such further instruments and financing statements as may be required by any law in connection with the transactions contemplated hereby and to cooperate with you in the filing or recording and renewal thereof, and we hereby further authorize you (and appoint any person whom you designate as our attorney with power) to sign our name on any such instrument and on financing statements under the Uniform Commercial Code. Recourse to security shall not be required and we shall at all times remain liable for the repayment on demand of all Obligations.

      10. The undersigned will pay you on demand all costs and expenses, liabilities and judgments incurred, including a reasonable allowance for attorneys' fees, in connection with the execution and delivery of this Agreement and the agreement between you, AmCom, Vircom and National Computer Resources, Inc., any amendment, supplement or modification thereof or the filing or perfecting any security interest in the Receivables or any other collateral granted by us or by any of our affiliates, shareholders or guarantors or to obtain or enforce payment of any Obligation of the undersigned to you, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement and/or the Receivables assigned and/or any Obligations of the undersigned to you, or any collateral therefor, including, without limitation, effecting collection of Receivables whether by adjustments, litigation or otherwise, and realization upon recovered or returned merchandise and defending successfully in whole or in part any and all actions or proceedings brought by the undersigned. Upon your performance of any collateral monitoring-namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by you and which monitoring is undertaken by you or for your benefit, an amount equal to $550 per day, per person, for each person employed to perform such monitoring together with all costs, disbursements and expenses incurred by you and the person performing such collateral monitoring shall be charged to our account.

      11. We shall not be entitled to pledge your credit for any purpose whatsoever.

      12. We waive presentment and protest of any instruments and all notices thereof, notices to which we might otherwise be entitled. We shall maintain, at our expense, proper books of account. You shall have the right to inspect and make extracts from such books and all of our files, records and correspondence at all reasonable times. All sales of Receivables to you by us shall be deemed to include all of our right, title and interest to all of our books, records and files and all other data and documents relating to each Receivable. During the term of this Agreement we shall not sell or assign, negotiate, pledge or grant any security interest in any Receivables, Accounts, General Intangibles, Contract Rights or Goods (as said terms are defined in Article 9 of the Uniform Commercial Code) to any one other than you. We shall furnish you with as many duplicate customers' invoices as you may from time to time require. We certify to you that our address as set forth in this Agreement is our mailing address, our chief place of business, and the office at which our records relating to Receivables are kept. We shall not effect any change in our mailing address, or in our chief place of business, or in the office in which our records relating to Receivables are kept, without first giving you written notice thereof.

      13. The term of this Agreement shall begin as of the effective date hereof and continue until either of us are given at least sixty (60) days prior written notice by the other, by registered or certified mail, return receipt requested. Notwithstanding the foregoing, you may terminate this Agreement without notice and all Obligations shall, unless and to the extent that you otherwise elect, become immediately due and payable without notice or demand in the event that: we fail to pay any Obligation when due or commit any breach of or default in the performance of any of representations, warranties or covenants whether contained herein or in any instrument or document delivered pursuant hereto or in any other agreement, instrument, or document under which we are obligated to you; or we or any guarantor, surety or other party liable upon any Obligation make(s) any false or untrue representation to you in connection with this Agreement or any transaction relating thereto, become(s) unable to pay our or its debts as they mature, make(s) a general assignment for the benefit of creditors, suspend(s) the transaction of our or its usual business, convene(s) or cause(s) to be convened a meeting of our or its creditors or principal creditors or take(s) advantage of the insolvency laws of any State, or a case is commenced or a petition in bankruptcy or for an arrangement or reorganization under the Federal Bankruptcy Code is filed by or against us or any such other party or a custodian or receiver (or other court designee performing the functions of a receiver) is appointed for or takes possession of our or any such other party's assets or affairs or an order for relief in a case commenced under the Federal Bankruptcy Code is entered; or any of our partners (if we are a partnership), or any of our members or managers (if we are a limited liability company) or any guarantor, surety or other party liable upon any Obligations shall die; or we (if a corporation or a limited liability company) shall be dissolved or be a party to any merger or consolidation without your written consent; or if there shall be issued or filed against us, any guarantor, surety or other party liable upon any Obligation any tax lien, or there shall be issued or filed against us any attachment, injunction, execution, or judgment for an aggregate amount in excess of $100,000 which is not removed within thirty (30) days after same was issued or filed. Notwithstanding any termination of this Agreement we shall continue to assign Receivables to you and turn over all collections to you as herein provided until all Obligations shall have been fully paid and satisfied, and until then this Agreement shall remain in full force and effect as to an be binding upon us, and you shall be entitled to retain your security interest in all existing and future Receivables and other security.

      14. Upon the occurrence of any of the events of default specified in Paragraph 13 hereof, you shall have all the rights and remedies of a secured party under the Uniform Commercial Code and other applicable laws with respect to all collateral in which you have a security interest, such rights and remedies being in addition to all of your other rights and remedies provided for herein. You may sell or cause to be sold any or all of such collateral, in one or more sales or parcels, at such prices and upon such terms as you may deem best, and for cash or on credit or for future delivery, without your assumption of any credit risk, and at a public or private sale as you may deem appropriate. Unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, you will give us reasonable notice at the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if any such notice is mailed, postage prepaid, to our address shown herein, at least five (5) days before the time of the sale or disposition thereof. You may invoice any such sale in you name or in our name, as you may elect, as the seller, and in such latter event such invoice shall be marked payable to you as provided in Paragraph 2 hereof. You may be the purchaser at any such public sale and thereafter hold the property so sold at public sale, absolutely, free from any claim or right of any kind, including any equity of redemption. The proceeds of sale shall be applied first to all costs and expenses of and incident to such sale, including attorneys' fees, and then to the payment (in such order as you may elect) of all Obligations. You will return any excess to us and we shall remain liable for any deficiency.

      15. We shall furnish to you, and we shall cause all, corporate guarantors of the Obligations, if any, to furnish (a) within 60 days after the end of each fiscal quarter, to the extent prepared to comply with the requirements of the Securities and Exchange Commission ("SEC"), a copy of the SEC Form 10-Q filed or any corporate guarantor for each fiscal quarter and if no such form is so filed, internally prepared financial statements for each fiscal quarter and (b) within 90 days after the end of each fiscal year to the extent prepared to comply with SEC requirements, a copy of the SEC Form 10-K's filed by us or any corporate guarantor for such fiscal year or if no such Form 10-K was filed audited annual financial statements prepared by an independent certified public accountant acceptable to you, all in form and substance acceptable to you. We shall cause all individual guarantors of the Obligations, if any, to furnish to you his/her personal financial statement in form and substance acceptable to you within 30 days after each anniversary of the date on which he/she furnishes to you the first such statement. We shall provide to you, upon request, a Certificate of Good Standing from the Secretary of State of the state of incorporation of the undersigned and from every state where the undersigned is qualified to do business.

      16. We warrant that we are solvent, know of no present or pending situation which could render us insolvent, and we will remain solvent during the term of the Agreement. This Agreement is made and is to be performed under the law of the State of New York and shall be governed by and construed in accordance with said law. Each of the parties to this Agreement expressly submits and consents to the jurisdiction of the Supreme Court of the State of New York in the County of New York, with respect to any controversy arising out of or relating to this Agreement or any amendment or supplement thereto or to any transactions in connection therewith and each of the parties to this Agreement hereby waives personal service of any summons or complaint or other process or papers to be issued in any action or proceeding involving any such controversy and hereby agrees that service of such summons or complaint or process may be made by registered or certified mail to the other party at the address appearing herein; failure on the part of either party to appear or answer within thirty (30) days after such mailing of such summons, complaint or process shall constitute a default entitling the other party to enter a judgment or order as demanded or prayed for therein to the extent that said Court or duly authorized Officer thereof may authorize or permit. You and we do hereby waive any and all right to a trial by jury in any such action or proceeding. In the event you commence any action or proceeding against us, we will not assert any offset or counterclaim, of whatever nature or description, in any such action or proceeding. No failure or delay by you in exercising any of you powers or rights hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or the exercise of any other right or power. Your rights, remedies and benefits hereunder are comulative and not exclusive of any other rights, remedies or benefits which you may have. This Agreement may only be modified in writing and no waiver by you will be effective unless in writing and then only to the extent specifically stated. All notices and other communications by either party hereto shall be in writing and shall be sent to the other party at the address specified herein. You shall have the right to assign this Agreement and all of your rights hereunder shall inure to the benefit of your successors and assigns; and this Agreement shall inure to the benefit of and shall bind our respective successors and assigns.

                                       Very truly yours,

                                       GLOBAL-INSYNC, INC.


                                       David A. Mortman
                                       President

Accepted at New York, New York

    On January 22, 1997
------------------------------

                                       CENTURY BUSINESS CREDIT
                                             CORPORATION


                                       Thomas V. Pizzo
                                       Executive Vice President